UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Refinancing of Credit Facilities

On May 2, 2013 (the “Closing Date”), Semtech Corporation, a Delaware corporation (“Semtech”), with each of its domestic subsidiaries as guarantors (the “Guarantors”), entered into a Credit Agreement (the “New Credit Agreement”) with the lenders referred to therein (the “Lenders”), and HSBC Bank USA, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as swing line lender and letter of credit issuer.  Pursuant to the Credit Agreement, the Lenders provided Semtech with senior secured first lien credit facilities in an aggregate principal amount of $400.0 million (the “New Facilities”), consisting of term loans in an aggregate principal amount of $150.0 million (the “Term Loans”) and revolving commitments in an aggregate principal amount of $250.0 million (the “Revolving Commitments”). Up to $40.0 million of the Revolving Commitments may be used to obtain letters of credit, up to $25.0 million of the Revolving Commitments may be used to obtain swing line loans, and up to $40.0 million of the Revolving Commitments may be used to obtain revolving loans and letters of credit in certain currencies other than U.S. Dollars (“Alternative Currencies”).

The New Facilities replace Semtech’s existing $350.0 million senior secured first lien term loan credit facilities (the “Prior Credit Facilities”), entered into on March 20, 2012, with a syndicate of financial institutions as lenders and Jefferies Finance LLC, as administrative agent.  A portion of the proceeds of the Prior Credit Facilities was used to finance the acquisition of Gennum Corporation and fees, costs and expenses related thereto.  A portion of the New Facilities has been used to repay in full the obligations outstanding under the Prior Credit Facilities and to pay transaction costs in connection with such refinancing and the New Facilities. As of the Closing Date, approximately $72.0 million of the Revolving Commitments were undrawn. The remainder of the proceeds of the New Facilities may be used by Semtech for working capital and general corporate purposes.  The Prior Credit Facilities were terminated on the Closing Date.

The New Credit Agreement provides that, subject to certain conditions, Semtech may request, at any time and from time to time, the establishment of one or more additional term loan facilities and/or increases to the Revolving Commitments in an aggregate principal amount not to exceed $100.0 million, the proceeds of which may be used for working capital and general corporate purposes.

Interest on loans made under the New Credit Agreement in U.S. Dollars accrues, at Semtech’s option, at a rate per annum equal to (1) the Base Rate (as defined below) plus a margin ranging from 0.25% to 1.25% depending upon Semtech’s consolidated leverage ratio or (2) LIBOR (determined with respect to deposits in U.S. Dollars) for an interest period to be selected by Semtech plus a margin ranging from 1.25% to 2.25% depending upon Semtech’s consolidated leverage ratio. The “Base Rate” is equal to a fluctuating rate equal to the highest of (a) the prime rate, (b) ½ of 1% above the federal funds effective rate and (c) one-month LIBOR (determined with respect to deposits in U.S. Dollars) plus 1%. Interest on loans made under the New Credit Agreement in Alternative Currencies (other than Canadian Dollars) accrues at a rate per annum equal to LIBOR (determined with respect to deposits in the applicable Alternative Currency) for an interest period to be selected by Semtech plus a margin ranging from 1.25% to 2.25% depending upon Semtech’s consolidated leverage ratio.  Interest on loans made under the New Credit Agreement in Canadian Dollars accrues at a rate per annum equal to the CDOR Rate (as defined below) for an interest period to be selected by Semtech plus a margin ranging from 1.25% to 2.25% depending upon Semtech’s consolidated leverage ratio.  The “CDOR Rate” for any interest period is the rate equal to the sum of: (a) the rate determined by Administrative Agent with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for CAD Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions as of 10:00 a.m., Toronto time on such day and (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day will be calculated to be the rate determined by Administrative Agent to be the annual discount rate as of 10:00 A.M. on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Administrative Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having a tenor equal (or as close as possible) to such interest period. Commitment fees on the unused portion of the Revolving Commitments accrue at a rate per annum ranging from 0.20% to 0.45% depending upon Semtech’s consolidated leverage ratio.

All obligations of Semtech under the New Facilities are unconditionally guaranteed by each of the Guarantors.  The obligations of Semtech and the Guarantors in respect of the New Facilities are secured by a first priority security interest in substantially all of the assets of Semtech and the Guarantors, subject to certain customary exceptions.

The New Facilities are subject to certain mandatory prepayments, representations and warranties, affirmative covenants, negative covenants, financial covenants (including a maximum consolidated leverage ratio, a minimum consolidated interest coverage ratio and a maximum capital expenditures covenant) and conditions that are customarily required for similar financings.  The New Facilities also contain customary events of default including, but not limited to, the failure to make payments of interest or principal under the New Facilities, the failure to comply with certain covenants and agreements specified in the New Facilities for a period of time after notice has been provided, the failure to pay principal on certain other indebtedness, the acceleration of such other indebtedness and certain events of insolvency. If any event of default occurs, the principal, interest and any other monetary obligations on all the then outstanding amounts under the New Facilities may become due and payable immediately.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On May 2, 2013, Semtech issued a press release announcing the refinancing and the New Facilities.  A copy of the press release is furnished and attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1

Credit Agreement dated May 2, 2013 entered into among Semtech Corporation, the subsidiary guarantors referred to therein, the lenders referred to therein and HSBC Bank USA, National Association, as administrative agent.

10.2

Security Agreement dated May 2, 2013 entered into by Semtech Corporation and the subsidiary guarantors referred to therein, in favor of HSBC Bank USA, National Association solely in its capacity as administrative agent under that certain Credit Agreement between the parties of the same date.

99.1	Press Release dated May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMTECH CORPORATION

Date: May 2, 2013	By:	/s/ Emeka Chukwu
		Name:	Emeka Chukwu
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement dated May 2, 2013 entered into among Semtech Corporation, the subsidiary guarantors referred to therein, the lenders referred to therein and HSBC Bank USA, National Association, as administrative agent.

10.2

Security Agreement dated May 2, 2013 entered into by Semtech Corporation and the subsidiary guarantors referred to therein, in favor of HSBC Bank USA, National Association solely in its capacity as administrative agent under that certain Credit Agreement between the parties of the same date.

99.1	Press Release dated May 2, 2013.